Partners
Blessed Rock of El Monte
Costa Mesa, California


                          INDEPENDENT AUDITOR'S REPORT

      I have audited the accompanying balance sheet of Blessed Rock of El Monte, a California Limited Partnership as of December 31, 2005 and 2006, and the related statements of operations and changes in partners' equity, and operating cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

      I conducted my audits in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

      In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blessed Rock of El Monte as of December 31, 2005 and 2006 and the results of its operations and its operating cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

      My audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplementary information shown on page 12 and 13 is presented for the purpose of additional analysis and is not a required part of the basic financial statements of Blessed Rock of El Monte. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                                   /s/ Jack Gilk
                                                                   -------------
March 7, 2007                                                         33-0724657


                                 BLESSED ROCK OF EL MONTE
                            (A California Limited Partnership)
------------------------------------------------------------------------------------------
                        BALANCE SHEETS, DECEMBER 31, 2005 AND 2006
------------------------------------------------------------------------------------------


                                        A S S E T S


                                                            2006               2005
                                                       -------------      -------------
Current Assets:
   Operating cash and equivalents                      $     584,149      $     459,783
   Security deposit cash                                      25,522             25,801
   Tenant accounts receivable                                  1,625                370
   Other accounts receivable                                   6,281              6,281
   Prepaid expenses                                           51,682             61,945
                                                       -------------      -------------
         Total current assets                                669,259            554,180
                                                       -------------      -------------

Property, Building, and Equipment, At Cost:
   Land                                                    1,271,162          1,271,162
   Building and improvements                               8,030,159          7,992,586
   Equipment                                                  54,657             54,657
                                                       -------------      -------------
                                                           9,355,978          9,318,405
   Accumulated depreciation                              ( 1,933,378 )      ( 1,728,013 )
                                                       -------------      -------------
         Property, building, and equipment - net           7,422,600          7,590,392
                                                       -------------      -------------

Other Assets:
   Replacement reserve                                       134,830            156,909
   Tax and insurance restricted accounts                      33,152             22,073
                                                       -------------      -------------
         Total other assets                                  167,982            178,982
                                                       -------------      -------------

                                                       $   8,259,841      $   8,323,554
                                                       =============      =============



                    See the accompanying notes to financial statements.
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                                            2



Blessed Rock of El Monte
Balance Sheets, December 31, 2005 and 2006
Page 2
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                             LIABILITIES AND PARTNERS' EQUITY


                                                           2006               2005
                                                       -------------      -------------
Current Liabilities:
   Current portion of long-term debt                   $      49,737      $      46,361
   Accounts payable                                           11,556              6,667
   Security trust liability                                   23,635             23,635
   Accrued interest                                           14,175             14,175
   Accrued asset management fees                              17,810             32,880
   Other accruals                                             37,712              6,025
   Unearned rental income                                        696              1,054
                                                       -------------      -------------
         Total current liabilities                           155,321            130,797
                                                       -------------      -------------

Long-term Debt:
   Mortgage payable, less current portion
       included above                                      2,363,046          2,412,783
   Notes payable                                             681,525            681,525
   Accrued interest payable                                  230,335            199,995
   Grant loan payable                                        400,000            400,000
                                                       -------------      -------------
         Total long-term debt                              3,674,906          3,694,303
                                                       -------------      -------------

Partners' equity                                           4,429,614          4,498,454
                                                       -------------      -------------

                                                       $   8,259,841      $   8,323,554
                                                       =============      =============


                    See the accompanying notes to financial statements.
------------------------------------------------------------------------------------------
                                             3


                                 BLESSED ROCK OF EL MONTE
                            (A California Limited Partnership)
------------------------------------------------------------------------------------------
                           STATEMENTS OF OPERATIONS AND CHANGES
            IN PARTNERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2006
------------------------------------------------------------------------------------------


                                                           2006               2005
                                                       -------------      -------------
Revenue:
   Gross potential rents                                $    723,570      $     745,260
   Excess rents                                              149,429            117,337
   Less vacancies                                              ( 918 )          ( 1,442 )
                                                        ------------      -------------
   Net rental income                                         872,081            861,155
   Laundry and vending                                         9,684             13,410
   Tenant charges                                              2,040              1,482
   Interest income                                             3,488              2,490
   Other income                                                    -                886
                                                        ------------      -------------
         Total revenues                                      887,293            879,423
                                                        ------------      -------------

Expenses:
   Administrative                                            211,138            200,758
   Utilities                                                  80,904             74,145
   Operating and maintenance                                 106,694            128,436
   Taxes and insurance                                        53,138             56,579
   Interest                                                  202,230            204,853
   Depreciation and amortization                             205,365            204,844
                                                       -------------      -------------
         Total expenses                                      859,469            869,615
                                                       -------------      -------------

Net income (loss)                                             27,824              9,808

Partners' equity - beginning                               4,498,454          4,510,646

Partners' distributions                                     ( 96,664 )         ( 22,000 )
                                                       -------------      -------------

Partners' equity - ending                              $   4,429,614      $   4,498,454
                                                       =============      =============


                    See the accompanying notes to financial statements.
------------------------------------------------------------------------------------------
                                             4


                                 BLESSED ROCK OF EL MONTE
                            (A California Limited Partnership)
------------------------------------------------------------------------------------------
                                 STATEMENTS OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2006
------------------------------------------------------------------------------------------


                                                            2006              2005
                                                       -------------     -------------
Cash flows from operating activities:
   Rental receipts                                     $     858,180     $     848,544
   Operating interest receipts                                 2,261             1,704
   Other operating receipts                                   11,724            90,578
   Payments to suppliers and employees:
       Administrative expenses                              ( 91,469 )        ( 47,918 )
       Management fees                                      ( 37,407 )        ( 99,011 )
       Utilities                                            ( 79,498 )        ( 71,596 )
       Salaries and wages                                   ( 35,402 )        ( 43,358 )
       Operating and maintenance                            ( 94,059 )       ( 115,758 )
       Real estate taxes                                     ( 7,371 )         ( 7,643 )
       Payroll taxes                                         ( 5,371 )         ( 5,062 )
       Property insurance                                   ( 36,328 )        ( 45,120 )
       Miscellaneous taxes and insurance                    ( 17,257 )        ( 17,907 )
       Interest on mortgage                                ( 175,545 )       ( 171,384 )
       Funding security deposit account                          279                33
                                                       -------------     -------------
         Net cash provided by operating activities           292,737           316,102
                                                       -------------     -------------

Cash flows from investing activities:
   Net tax and insurance impounds                           ( 11,079 )           1,843
   Net reserve activity, including interest                   22,079          ( 21,330 )
   Reserve interest                                            1,227               786
   Capital expenditures                                     ( 37,573 )               -
                                                       -------------     -------------
       Net cash used in investing activities                ( 25,346 )        ( 18,701 )
                                                       -------------     -------------

Cash flows from financing activities:
   Mortgage principal payments                              ( 46,361 )        ( 43,214 )
   Partner distributions                                    ( 96,664 )        ( 22,000 )
                                                       -------------     -------------
       Net cash used in financing activities               ( 143,025 )        ( 65,214 )
                                                       -------------     -------------

Net increase (decrease) in cash                              124,366           232,187
Cash at beginning of year                                    459,783           227,596
                                                       -------------     -------------

Cash at end of year                                    $     584,149     $     459,783
                                                       =============     =============


                    See the accompanying notes to financial statements.
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                                            5


Blessed Rock of El Monte
Statements of Cash Flows, December 31, 2005 and 2006
Page 2
------------------------------------------------------------------------------------------------


                               Reconciliation of Net Income (Loss)
                          to Net Cash Provided by Operating Activities



                                                                2006                2005
                                                            -----------         -----------


Net income (loss)                                           $    27,824         $     9,808
Adjustments to reconcile net income (loss) to net cash
   Provided by operating activities:
       Depreciation and amortization                            205,365             204,844
       Decrease (increase) in:
         Security deposit cash                                      279                 168
         Receivables                                            ( 1,255 )            74,430
         Prepaids                                                10,263            ( 10,048 )
       Increase (decrease) in:
         Payables                                                 8,543             ( 1,522 )
         Security deposit liability                                   -               ( 135 )
         Accrued expenses                                        43,303              39,296
         Unearned rental income                                   ( 358 )                47
       Reserve interest earned                                  ( 1,227 )             ( 786 )
                                                            -----------         -----------

Net cash provided by operating activities                   $   292,737         $   316,102
                                                            ===========         ===========




                       See the accompanying notes to financial statements.
------------------------------------------------------------------------------------------------
                                               6

                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
--------------------------------------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION: Blessed Rock of El Monte, a California limited partnership, was formed on November 22, 1995 by and between Everland, Inc., a California Corporation, as the general partner and Tom Y. Lee as the limited partner. The Partnership Agreement was amended and restated on December 29, 2000 defining the various partners of the partnership as the General Partner, the Managing General Partner, the Limited Partners and the Special Limited Partner.

      The Partnership was formed to acquire, construct, own and operate a 137-unit elderly facility apartment complex for low income residents in El Monte, California. The Partnership also generates tax credits to the partners in accordance with the provisions of the code and applicable Treasury regulations. The Partnership has qualified for low income housing tax credits as currently allowable under Section 42 of the Internal Revenue Code.

      The Partnership received HOME funds from the City of El Monte and redevelopment funds from the El Monte Community Redevelopment Agency as part of a public program to ensure affordable housing for senior citizen tenants. In addition, the El Monte Community Redevelopment Agency paid various project impact fees to the City of El Monte associated with the construction and development of the Project on behalf of the Partnership.

      CAPITALIZATION AND DEPRECIATION: Assets are recorded at cost and depreciated for financial accounting purposes using the straight-line method over their estimated useful lives. The principal estimated useful lives used in computing the depreciation provisions are 10 to 40 years for building and improvements, and 3 to 10 years for equipment The policy of the project is to charge amounts expended for maintenance, repairs, and minor replacements to expense, and to capitalize expenditures for major replacements and betterments.

      CASH AND CASH EQUIVALENTS: For purposes of reporting cash flows, cash includes unrestricted cash in bank, cash on hand, savings accounts, and all certificates of deposit with original maturities of three months or less.

      The Partnership maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

      DEFERRED  COSTS:  Deferred  costs,   comprised  of  tax  credit  fees  and
      organization costs are being amortized over five years.

--------------------------------------------------------------------------------

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2006
Page 2
--------------------------------------------------------------------------------

      ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RENTAL INCOME AND UNEARNED RENTS: The Partnership rents apartment units on a month to month basis and recognizes revenues when earned. Advance receipts of rents are classified as liabilities until earned.

      INCOME TAXES: No provision is made for income taxes since such taxes, if any, are the liability of the individual partners.

2.    RESTRICTED FUNDS

      The Partnership is required to make monthly impound deposits to cover insurance premiums, property taxes and to maintain a reserve for replacements. These restricted funds are held by, and expenditures are subject to supervision and approval by, GMAC Commercial Mortgage.

3.    MORTGAGE PAYABLE

      Mortgage payable consists of a 7.05% real estate
      mortgage, payable to GMAC Commercial Mortgage,
      collateralized by a deed of trust on the real property.
      The obligation is payable in aggregate monthly principal
      and interest installments of $18,188 beginning July 1,
      1998 with a balloon payment in the amount of $2,017,000
      payable June 1, 2013.                                     $   2,412,783

      Less current portion                                           ( 49,737 )
                                                                -------------

                                                                $   2,363,046
                                                                =============

      The amounts maturing for the next five years are:

                2007     $49,737
                2008      53,360
                2009      57,245
                2010      61,414
                2011      65,887

--------------------------------------------------------------------------------

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2006
Page 3
--------------------------------------------------------------------------------

4.    NOTES PAYABLE

      Notes payable at December 31, 2005 consist of the following:

      4% note payable with a term of 15 years, payable to El
      Monte Community Redevelopment Agency (RDA), secured by
      deed of trust and rents from Project. Note subject to
      prepayment in whole or in part based on events
      constituting default under terms of promissory note
      agreement. Payments of interest and principal made
      annually beginning on April 1, 2003, and thereafter on
      April 1 until outstanding principal balance of note and
      all accrued interest paid in full. Payments paid from
      50% of the residual rental income, as defined in the
      promissory note agreement. Payments, if any, applied
      first to accrued interest and second to principal of
      note. At December 31, 2006, accrued interest on note was
      $41,105.                                                      $    250,878

      1% note payable with a term of 30 years beginning April
      3, 1996, payable to RDA for various development fees,
      secured by a deed of trust and rents from the Project.
      Commencing April 3, 1997, and thereafter on April 3 for
      the following 6 succeeding years, payment of $4,239 due
      each year. Payment increases to $8,478 April 3, 2004 and
      continues the next 7 succeeding years. April 3, 2012,
      payment increases to $32,534 and continues the next 14
      succeeding years, or until paid in full. Payments to be
      paid from 50% of residual rental income, as defined in
      promissory note agreement. Payments first applied to
      interest. At December 31, 2006, accrued interest on note
      was $17,230.                                                       430,647
                                                                    ------------

                                                                    $    681,525
                                                                    ============


--------------------------------------------------------------------------------

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2006
Page 4
--------------------------------------------------------------------------------

5.    GRANT LOAN PAYABLE

      The Partnership received a loan of $400,000 on April 3, 1996 from the City of El Monte as part of a public program to ensure affordable housing for senior citizen tenants. Interest accrues on the principal amount at 4%, with a term of 55 years. Loan is secured by a deed of trust and rents from the Project. At maturity, the principal amount of the loan and all accrued interest shall be deemed discharged and waived by the City unless there is an occurrence of an event of default, as specified under the loan agreement. If default occurs, the City of El Monte is entitled to exercise its rights and the entire principal amount outstanding and any accrued interest could become due and payable at the option of the City of El Monte. Accrued interest at December 31, 2006 was $172,000.

6.    RELATED PARTY TRANSACTIONS

      PROJECT OR LOSS ALLOCATIONS: All items included in the calculation of income or loss not arising from a sale or refinancing, and all tax credits, shall be allocated 98.99% equally to the limited partners, .01% to the special limited partner, .99% to the general partner, and .01% to the managing general partner.

      MANAGEMENT FEE: A monthly property management fee in an amount computed at 5% of the collected gross revenue is payable to the management agent. Property management services to the Partnership are provided by an affiliate of the limited partners. Property management fees were $43,206 and $43,333 for the years 2005 and 2006, respectively.

      INCENTIVE MANAGEMENT AND OTHER FEES: Under the terms of the Limited Partnership Agreement, incentive management fees shall be paid to the general partner for services incidental to the administration of the business and affairs of the Partnership. Reporting fees shall be paid to the limited partners for services performed in monitoring the operations of the Partnership, services in connection with the Partnership's accounting matters and assisting with the preparation of tax returns. The limited partners earned $46,889 in reporting fees for 2005 and $68,279 for 2006.

      The managing general partner earned $16,440 annually for an operational asset management fee for the years 2001 through 2006. Balance of accrued operational asset management fee at December 31, 2006 is $17,810.


--------------------------------------------------------------------------------

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2006
Page 5
--------------------------------------------------------------------------------

7.    CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

      The Partnership's sole asset is a 137-unit apartment complex. The Partnership's operations are concentrated in the multifamily real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the project are subject to the administrative directives, rules and regulations of local regulatory agencies. Such administrative directives, rules and regulations are subject to change. Such changes may occur with little notice or inadequate funding to pay for related costs, including the additional administrative burden, to comply with a change.







--------------------------------------------------------------------------------

                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
--------------------------------------------------------------------------------
                        SUPPLEMENTAL SCHEDULE OF EXPENSES
                  FOR THE YEAR ENDED DECEMBER 31, 2005 and 2006
--------------------------------------------------------------------------------

                                                     2006              2005
                                                  -----------      -----------
Site management payroll                           $    34,027      $    30,830
Manager's rent-free apartment                          12,288           12,288
Management fee                                         43,333           43,206
Reporting/asset management fee                         68,823           63,329
Audit fee                                               6,700            6,000
Legal fees                                                  -              424
Telephone and answering service                         5,675            4,731
Office supplies                                         4,050            4,528
Educational and social programs                         8,640           11,520
Health insurance and other employee benefits            4,226            4,349
Payroll taxes                                           5,371            5,062
Workers' compensation                                   8,029            8,536
Other administration                                    9,976            5,955
                                                  -----------      -----------
       Subtotal administrative expenses               211,138          200,758
                                                  -----------      -----------

Electricity                                            30,475           22,412
Water and sewer                                        23,862           23,294
Fuel                                                   20,816           24,196
Garbage and trash removal                               5,751            4,243
                                                  -----------      -----------
       Subtotal utilities                              80,904           74,145
                                                  -----------      -----------

Maintenance and repairs payroll                        12,785           12,528
Maintenance and repairs supply                          8,715            7,472
Maintenance and repairs contract                       29,582           19,337
Painting and decorating                                17,753           25,216
Grounds                                                 8,693           10,519
Services                                                1,430            2,195
Furniture and furnishings replacement                  27,736           51,169
                                                  -----------      -----------
       Subtotal maintenance expenses                  106,694          128,436
                                                  -----------      -----------

Property taxes                                          7,371            7,644
Other taxes and licenses                                3,930            3,995
Property and liability insurance                       40,765           43,913
Other insurance                                         1,072            1,027
                                                  -----------      -----------
       Subtotal tax and insurance                      53,138           56,579
                                                  -----------      -----------

Interest                                              202,230          204,853
                                                  -----------      -----------

Depreciation and amortization                         205,365          204,844
                                                  -----------      -----------

       Total expenses                             $   859,469      $   869,615
                                                  ===========      ===========

--------------------------------------------------------------------------------

                                    CONTENTS

                                                                           Page
                                                                           ----

INDEPENDENT AUDITOR'S REPORT                                                  1
FINANCIAL STATEMENTS:
   Balance Sheets                                                           2-3
   Statements of Operations and Changes in Partners' Equity                   4
   Statements of Cash Flows                                                 5-6
   Notes to Financial Statements                                           7-11
SUPPLEMENTARY INFORMATION:
   Supplemental Schedule of Expenses                                         12
   Supplemental Schedule of Changes in Partners' Equity                      13





--------------------------------------------------------------------------------


                                                BLESSED ROCK OF EL MONTE
                                           (A California Limited Partnership)
-------------------------------------------------------------------------------------------------------------------------
                                  SUPPLEMENTAL SCEHDULE OF CHANGES IN PARTNERS' EQUITY
                                     FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2006


                                 WNC Housing    WNC Housing
                                  Tax Credit     Tax Credit        WNC                           Comm
                                 Fund V, L.P.   Fund V. L.P.     Housing         Everland       Housing
                                   Series 3       Series 4         L.P.            Inc.       Assist. Prog.       Total
                                  ----------     ----------     ----------      ----------     ----------      ----------

Balance - December 31, 2004       $2,263,832     $2,263,832     $      (49)     $  (16,977)    $        8      $4,510,646

Net Income - 2005                      4,854          4,854              1              98              1           9,808

Partner's Distribution - 2005        (11,000)       (11,000)            --              --             --         (22,000)
                                  ----------     ----------     ----------      ----------     ----------      ----------

Balance - December 31, 2005        2,257,686      2,257,686            (48)        (16,879)             9       4,498,454

Net Income - 2006                     13,771         13,771              3             276              3          27,824

Partner's Distribution - 2006        (14,697)       (14,697)          (850)        (64,433)        (1,987)        (96,664)
                                  ----------     ----------     ----------      ----------     ----------      ----------

Balance - December 31, 2006       $2,256,760     $2,256,760     $     (895)     $  (81,036)    $   (1,975)     $4,429,614
                                  ==========     ==========     ==========      ==========     ==========      ==========

Profit and loss percentage
  at December 31, 2006                49.495%        49.495%         0.010%          0.990%         0.010%        100.000%
                                  ==========     ==========     ==========      ==========     ==========      ==========
